UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 2.02.  Results of Operations and Financial Condition.

On November 6, 2019, Veritone, Inc. (the “Company”) announced its financial results for the third quarter and nine months ended September 30, 2019, as well as its outlook for certain financial measures for the fourth quarter of 2019 and the first quarter of 2020.  The press release issued by the Company in connection with the announcement is attached to this report as Exhibit 99.1.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

In the press release attached to this report as Exhibit 99.1, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with non-GAAP financial measures.  These non-GAAP financial measures and the reasons for their inclusion, as well as the limitations on the usefulness of such information to an investor, are described below.

The Company has provided a non-GAAP measure of “Adjusted EBITDAS,” which represents earnings before interest, depreciation, amortization and stock-based compensation expenses, adjusted to exclude certain acquisition, integration and financing-related costs, for the three and nine months ended September 30, 2019 and 2018.  In addition, the Company has provided non-GAAP measures of “Non-GAAP net loss” and “Non-GAAP net loss per share,” which represent the Company’s net loss and net loss per share, adjusted to exclude interest, depreciation, amortization and stock-based compensation expenses, as well as certain acquisition, integration and financing-related costs, for the three and nine months ended September 30, 2019 and 2018.   The Company has also provided guidance regarding its expected non-GAAP Adjusted EBITDAS loss for the fourth quarter of 2019 and the first quarter of 2020.

Tables detailing the items excluded from these non-GAAP financial measures and reconciling such non-GAAP results and guidance with the Company’s GAAP results and guidance are included following the financial statements that are a part of the press release. These non-GAAP measures should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define Adjusted EBITDAS, Non-GAAP net loss or Non-GAAP net loss per share differently.

In addition, the Company has provided supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income, net, and loss before income taxes, excluding the items excluded from Adjusted EBITDAS as noted above that are applicable to such measures, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company has provided these non-GAAP measures in addition to its GAAP results because management believes that they are important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. This non-GAAP financial information may not be indicative of the historical operating results of the Company or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results reported in accordance with GAAP.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 6, 2019 (furnished pursuant to Item 2.02 and not deemed filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2019	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary